EXHIBIT 5.1

VEDDER PRICE                           VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                       222 NORTH LASALLE STREET
                                       CHICAGO, ILLINOIS 60601
                                       312-609-7500
                                       FACSIMILE: 312-609-5005

                                       A PARTNERSHIP INCLUDING
                                       VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                       WITH OFFICES IN CHICAGO, NEW YORK CITY,
                                       AND LIVINGSTON, NEW JERSEY


                                       September 3, 2003


Wintrust Financial Corporation
727 North Bank Lane
Lake Forest, Illinois  60045

         Re:      Registration Statement on Form S-3
                  ----------------------------------

Gentlemen:

         We are acting as special counsel to Wintrust Financial Corporation, an Illinois corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") relating to up to 1,150,000 shares of the Company's common stock, without par value (the "Common Stock"), including up to 150,000 shares subject to the Underwriters' over-allotment option.

         In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Amended and Restated Articles of Incorporation and the By-Laws of the Company, as well as representations of management as to factual matters and such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

         Based on the foregoing, we are of the opinion that the 1,150,000 shares of Common Stock that may be offered and sold pursuant to and in accordance with the Registration Statement (including the 150,000 shares subject to the over-allotment option) have been duly authorized and if and when so sold will be validly issued by the Company and will be fully paid and no assessable shares of Common Stock.

         The opinion expressed herein is limited to the Federal securities laws and the laws of the State of Illinois currently in effect.

         The opinion expressed herein is a matter of professional judgment and is not a guarantee of result. This opinion is given as of the date hereof and we assume no obligation to advise of any change which may hereafter be brought to our attention.

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Wintrust Financial Corporation
September 2, 2003
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included therein.

                                     Very truly yours,


                                     /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.